Exhibit 15 to Form 10-QSB



                                   Exhibit 15

                           ROBERT N. CLEMONS, CPA, PA
                                   PO BOX 1670
                           DELAND, FLORIDA 32721-1670


To The Board of Directors
Cornerstone Ministries Investments, Inc.


I am aware of the use of my report on unaudited interim financial information dated August 16, 2004 in the 10-QSB for Cornerstone Ministries Investments, Inc.





 /S/ ROBERT N. CLEMONS, CPA, PA                             August 16, 2004
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     Robert N. Clemons, CPA, PA